UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 28, 2015
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Fiesta Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Addison, Texas		75254
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (972) 702-9300

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 28, 2015, Fiesta Restaurant Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).
At the Meeting, stockholders voted to re-elect Jack A. Smith and Nicholas Daraviras to the Company’s Board of Directors. Mr. Smith and Mr. Daraviras will serve as Class III Directors for a three year term that expires at the Company’s Annual Meeting of Stockholders to be held in 2018 or until their respective successors shall have been elected and shall qualify. Stockholders also voted to adopt, on an advisory basis, a resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”. Stockholders also ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year. The results of voting on the matters submitted to the stockholders are as follows:
Proposal 1. Election of Class III Directors, Jack A. Smith and Nicholas Daraviras:

Name	For	Withheld	Broker Non-Vote
Jack A. Smith	22,423,858	123,889	2,761,821
Nicholas Daraviras	22,405,058	142,689	2,761,821
Proposal 2. Adoption, on an advisory basis, of a resolution approving the compensation of the Named Executive Officers as described in the Proxy Statement under “Executive Compensation”:

For	Against	Abstain	Broker Non-Vote
22,299,850	213,174	34,723	2,761,821
Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

For	Against	Abstain
25,270,547	8,751	30,270

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: April 29, 2015

By: /s/ Joseph A. Zirkman
Name: Joseph A. Zirkman
Title: Senior Vice President, General Counsel and Secretary